KRYS BOYLE FREEDMAN & SAWYER, P.C.
                                Attorneys At Law
                      600 Seventeenth Street, Suite 2700
                                  South Tower                   (303) 893-2300
                               Denver, CO  80202            FAX (303) 893-2882
April 16, 1998

Odyssey Marine Exploration, Inc.
3507 Frontage Road, Suite 100
Tampa, Florida 33607

     Re:  SEC Registration Statement on Form S-8

Gentlemen:

     We are counsel for Odyssey Marine Exploration, Inc., a Nevada corporation (the "Company") in connection with its registration under the Securities
Act of 1933, as amended (the "Act"), of 20,000 shares of common stock which may be issued under a Consulting Agreement between the Company and Laura L. Barton through a Registration Statement on Form S-8 as to which this opinion is a part, to be filed with the Securities and Exchange Commission (the "Commission").

     In connection with rendering our opinion as set forth below, we have reviewed and examined originals or copies identified to our satisfaction of the following:

     (1) Articles of Incorporation of the Company as filed with the Secretary of State of the State of Nevada.

     (2) Minute book containing the written deliberations and resolutions of the Board of Directors and Shareholders of the Company.

     (3)  The Registration Statement.

     (4) The exhibits to the Registration Statement to be filed with the Commission.

     We have examined such other documents and records, instruments and certificates of public officials, officers and representatives of the Company, and have made such other investigations as we have deemed necessary or appropriate under the circumstances.

     Based upon the foregoing and in reliance thereon, it is our opinion that the 20,000 shares of the Company's $.0001 par value common stock which may be issued under the terms of the Consulting Agreement between the Company and Laura L. Barton will, upon the purchase, receipt of full payment, issuance and delivery in accordance with the terms of such agreement, be duly and validly authorized, legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the referenced Registration Statement on Form S-8.

                                     Very truly yours,

                                     KRYS BOYLE FREEDMAN & SAWYER, P.C.

                                     By /s/ Jon D. Sawyer
                                         Jon D. Sawyer